UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 23, 2009
Date of Report (Date of earliest event reported)

STRATEGIC AMERICAN OIL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53313	98-0454144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 2015, 600 Leopard Street, Corpus Christi, Texas	78473
(Address of principal executive offices)	(Zip Code)

(361) 884-7474
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 8   OTHER EVENTS

Item 8.01        Other Events

On June 23, 2009, Strategic American Oil Corporation (the "Company") issued a news release announcing that it has accepted an unsolicited offer to acquire all of the Company's interest in leases and production in Franklin and Richland Parish, Louisiana from Frazier Resources Company, Houston, Texas. Under the terms of the offer, the Company would receive 75% of a $775,000.00 cash payment, or $581,250 for the Company's 75% interest in the Holt, Strahan and Dixon leases. The Company originally acquired the producing leases in the 4th quarter of 2006 for $250,000. Frazier Resources is currently engaged in a review of the Company's leases, assignments, lease operating expenses, and related documents. Upon successful completion of Frazier's due diligence review, the parties will execute a "Letter of Intent" outlining the final sales terms and subsequently close the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
STRATEGIC AMERICAN OIL CORPORATION
Date: June 24, 2009.	/s/ Johnathan Lindsay Name: Johnathan Lindsay Title: Secretary, Treasurer and Chief Financial Officer

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